Exhibit 5.1
(212) 318-6000


February 11, 2002                                                    32228.00004


HMSR Inc.
140 Locke Drive
Marlborough, Massachusetts 01752

Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to HMSR Inc., a Delaware corporation (the "Issuer"), in connection with the Issuer's registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the Issuer's issuance of up to 7,443,150 shares of its common stock, par value $0.01 per share (the "Shares"), in accordance with the Agreement and Plan of Merger, dated as of November 15, 2001 (the "Merger Agreement"), by and among the Issuer, PT Acquisition Corp. ("Merger Sub") and Point Therapeutics, Inc. ("Point"), pursuant to which Merger Sub will be merged with and into Point.

In connection with this opinion, we have examined and relied upon, originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Issuer's Certificate of Incorporation, as amended; (iv) the Issuer's By-laws; and (v) copies or originals of such documents, resolutions, certificates and instruments of the Issuer as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the Documents, we have assumed, without independent investigation: (a) the enforceability of the Documents against each party to them; (b) the legal capacity of all individuals who have executed any of the Documents; (c) the genuineness of all signatures, and the authority of all persons or entities signing all Documents examined by us; (d) the authenticity of all Documents submitted to us as originals; and (e) the conformity to authentic original Documents of all copies submitted to us as certified, conformed, reproduced or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon representations, statements or certificates of officers of the Issuer.

In rendering this opinion we have assumed that prior to the issuance of any of the Shares: (i) the Registration Statement will have become and shall remain effective under the Securities Act; (ii) the stockholders of the Issuer will have approved a proposal to amend the Issuer's Certificate of Incorporation (the "Amendment") to (A) effect a 1-for-10 reverse split with respect to shares of the Issuer's common stock and (B) to change the Issuer's name from HMSR Inc. to Point Therapeutics, Inc., and such Amendment is duly filed with the Secretary of State of the State of Delaware; (iii) the stockholders of Point will have approved the Merger Agreement; and (iv) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the Merger Agreement.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will have been duly authorized, validly issued, fully paid and non-assessable.


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We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware including the applicable provisions of the Delaware Constitution and the reported decisions interpreting such laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP